Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

April 18, 2005

For more information, contact:

John C. Garrison

11011 King Street, suite 260B

Overland Park, KS 66210

Phone: 913.469.5615

www.empireenergy.com

Empire Energy Corporation International bid for Great South Land Minerals Limited receives more than 90% acceptances

Monday April 18, 2005

OVERLAND PARK, Kan. – (BUSINESS WIRE) – Empire Energy Corporation International (“Empire”)(OTCBB:EEGC – News) Malcolm R. Bendall, Director of Empire Energy Corporation International and Chairman of Great South Land Minerals Ltd (“GSLM”), announced today that, in accordance with the Bidder’s Statement issued by Empire, the offer to acquire GSLM has successfully closed as scheduled with Empire having received acceptances representing more than 90% of the issued share capital in GSLM.

Mr. Bendall also announced that Empire’s Board of Directors has resolved to seek to compulsorily acquire the remainder of the issued share capital in GSLM as foreshadowed in the Bidder’s Statement in order to allow shareholders of GSLM to participate in the combined company on the same basis.

By way of background, Empire lodged a copy of the Bidder’s Statement with ASIC on March 4, 2005 and closed the offer on April 7, 2005.

Mr. Bendall said, “We are excited by the opportunities for both Empire and GSLM, however there is much work to be done. As stated in the Bidder’s Statement, one of our first priorities will be to pursue our various funding opportunities.”

This Press Release contains forward-looking statements based on our current expectations about our company and our industry. You can identify these forward-looking statements when you see us using the words such as “expect,” “anticipate,” “estimate,” “believes,” “plans” and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of our ability to complete required financings and other preconditions to the completion of the transactions described herein and GSLM and Empire’s ability to successfully acquire reserves and produce its resources among other issues. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements.